Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Second Quarter 2024 Results

August 9, 2024

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the second quarter of 2024.

Summary Highlights
•Adjusted EBITDA(1) of $120 million in the second quarter of 2024
•Second quarter results do not include $107 million of contracted LNG sales during the quarter, which will be included in Adjusted EBITDA and earnings in the second half of 2024
•Net loss of $87 million in the second quarter of 2024
•Adjusted EPS(2) of $(0.41) on a fully diluted basis in the second quarter of 2024
•EPS of $(0.44) on a fully diluted basis in the second quarter of 2024
•Funds from Operations per share(3) of $(0.23) on a fully diluted basis in the second quarter of 2024
•Illustrative Adjusted EBITDA Goal(4) of $1.4-1.5 billion in the full year 2024 and $1.3 billion in the full year 2025
•FLNG 1 project complete with First Cargo(5) expected in August 2024

"Our Adjusted EBITDA in the second quarter of $120 million was well below our expectation of $275 million. This was largely the result of delays in placing our FLNG 1 project into service, which was originally expected to occur at the beginning of the second quarter. As detailed in our earnings presentation, the cost of this delay is approximately $150 million per quarter in lost operating margin, which represents the vast majority of the Adjusted EBITDA shortfall for the quarter.

We are very pleased to report that FLNG 1 is now in service as of July 19 and performing as expected. While we are disappointed in the delay, we believe this project is by far the fastest LNG facility ever built and positions the Company well to take advantage of the current market for LNG.

Our Adjusted EBITDA in the second quarter does not include $107 million of contracted LNG sales completed during the quarter, of which $90 million has been received to date. These sales will be reflected in Adjusted EBITDA and earnings in the second half of this year. For the full calendar year 2024 and 2025, we are forecasting Adjusted EBITDA of $1.4-1.5 billion, inclusive of the expected resolution of our outstanding early termination claims on our FEMA contracts, and $1.3 billion, respectively.

We have a large and expanding business, with a broad and robust portfolio and customers. While we are disappointed in the delay in placing FLNG 1 into service, it is now operational and we are very excited about the future of our business,” said Wes Edens, Chairman and CEO of New Fortress Energy
Financial Highlights
We generated Adjusted EBITDA(1) of $120 million in the second quarter of 2024, the majority of which was generated by contracted downstream assets. Adjusted EBITDA(1) in the second quarter of 2024 reflects the completed sale of the power plants that we developed for FEMA in Puerto Rico and concurrent 80 TBtu island-wide gas contract awarded in March 2024. These transformative transactions pave the way for significant expansion of our business in Puerto Rico, supporting expected growth in Adjusted EBITDA(1). Growth is expected to further accelerate upon the completion of our Nicaragua terminal and power asset in the fourth quarter of 2024 and our 2.2 GW power asset in Barcarena in 2025 and 2026.
We completed our initial Fast LNG asset located offshore Altamira, Mexico, following the achievement of First LNG in July 2024. With a production capacity of 1.4 MTPA, or approximately 70 TBtus per annum, FLNG 1 completes the vertical integration of NFE’s LNG portfolio and will play a pivotal role in supplying low-cost, clean LNG to the Company’s downstream terminal customers with First Cargo(5) expected in August 2024. The completion of FLNG 1 marks a significant milestone for the Company, establishing itself as the fastest large-scale LNG project ever developed and enabling significant reductions in future capital expenditures.
On August 8, 2024, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of September 13, 2024 and a payment date of September 27, 2024.
Financial Detail

	Three Months Ended
(in millions)	June 30, 2023	March 31, 2024	June 30, 2024
Revenues	$561.3	$690.3	$428.0
Net income (loss)	$120.1	$56.7	$(86.9)
Diluted EPS	$0.58	$0.26	$(0.44)
Adjusted net income (loss)(7)	$119.2	$138.4	$(84.6)
Adjusted EPS(2)	$0.58	$0.67	$(0.41)
Terminals and Infrastructure Segment Operating Margin(8)	$239.4	$350.1	$214.3
Ships Segment Operating Margin(8)	$54.4	$34.2	$34.1
Total Segment Operating Margin(8)	$293.8	$384.3	$248.4
Adjusted EBITDA(1)	$246.5	$340.1	$120.2

The Company intends to refinance all its 6.75% senior secured notes due September 2025 in the near term.

Please refer to our Q2 2024 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 7 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) “Funds From Operations per share” means net income attributable to stockholders, computed in accordance with GAAP, excluding gains or losses from sales of assets, depreciation and amortization and impairment charges divided by the weighted average shares outstanding on a fully diluted basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We believe that FFO is helpful to investors as supplemental measures of the performance of our infrastructure investments. We believe that FFO can facilitate comparisons of operating performance between periods by excluding the effect of depreciation and amortization related to our infrastructure investments and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other registrants and accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and they should not be considered as an alternative to net income attributable to stockholders, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.
4) “Illustrative Adjusted EBITDA Goal” for the second half of 2024 and full year 2024 and 2025 means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at approximately $66 million for the second half of 2024 and $100 million for 2025, including the pro rata share of Core SG&A from unconsolidated entities. Management is pursuing a $659 million request for equitable adjustment related to the early termination of our contracts to provide emergency power services in Puerto Rico. The actual amount of any such adjustment and the timing of any related payments may be materially different than management’s current estimate. As a result, the Company cannot offer any assurance as to the actual amount that may be recovered pursuant to such request or subsequent claim, if any.

For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $5.96 and $28.82 per MMBtu for all downstream terminal economics in the second half of 2024 and between $5.96 and $9.10 per MMBtu in 2025 because we assume that (i) we purchase delivered gas at a weighted average of $6.69 in 2024 and $6.81 in 2025 (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations which will be reduced when our First FLNG facility is in full production, and those costs will be distributed over the larger volumes. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $147k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
5) “First Cargo” refers to management's current estimate of the date on which LNG cargo sales are expected for a project. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of First Cargo. We cannot assure you if or when such projects will reach the date of delivery of First Cargo, or full commercial operations.
6) Reserved.
7) “Adjusted Net Income” means Net Income attributable to stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges and gains or losses on disposal of our assets.
8) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Our segment measure also excludes unrealized mark-to-market gains or losses on derivative instruments and certain contract acquisition costs.
Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.
Earnings Conference Call
Management will host a conference call on Friday, August 9, 2024 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 224-1005 (toll-free from within the U.S.) or +1-323-794-2575 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Second Quarter 2024 Earnings Call” or conference code 3695554.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com under the Investors section within “Events & Presentations.” Please allow time prior to the call to visit the site and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.
About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The Company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the Company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.
Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: our expectation regarding our Illustrative Adjusted EBITDA Goals for 2024 and 2025; the successful development, construction, completion, operation and/or deployment of facilities and the timing of first LNG cargo, including our Brazil, Nicaragua and Puerto Rico projects, on time, within budget and within the expected specifications, capacity and design; our expectation regarding the growth of our businesses in Puerto Rico, Brazil and Nicaragua, our expectation regarding our ability to refinance our Senior Secured Notes due 2025, and future strategic plans. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions, including any financing or refinancing transactions may not be completed in a timely manner or at all, inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2024 and June 30, 2024
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	March 31, 2024	June 30, 2024
Revenues
Operating revenue	$609,504	$291,222
Vessel charter revenue	46,655	52,416
Other revenue	34,162	84,368
Total revenues	690,321	428,006

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	229,117	221,860
Vessel operating expenses	8,396	8,503
Operations and maintenance	68,548	39,292
Selling, general and administrative	70,754	70,578
Transaction and integration costs	1,371	1,760
Depreciation and amortization	50,491	37,413
Asset impairment expense	—	4,272
Loss on sale of assets, net	77,140	—
Total operating expenses	505,817	383,678
Operating income	184,504	44,328
Interest expense	77,344	80,399
Other expense, net	19,112	47,354
Loss on extinguishment of debt, net	9,754	—
Income (loss) before income from equity method investments and income taxes	78,294	(83,425)
Tax provision	21,624	3,435
Net income (loss)	56,670	(86,860)
Net (income) attributable to non-controlling interest	(2,589)	(1,994)
Net income (loss) attributable to stockholders	$54,081	$(88,854)

Net income (loss) per share - basic	$0.26	$(0.44)
Net income (loss) per share - diluted	$0.26	$(0.44)

Weighted average number of shares outstanding – basic	205,061,967	205,070,756
Weighted average number of shares outstanding – diluted	205,977,720	205,851,364

Adjusted EBITDA
For the three months ended June 30, 2024
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of our overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, certain non-capitalizable contract acquisition costs plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities, minus deferred earnings for which a prepayment was received. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended June 30, 2023, March 31, 2024 and June 30, 2024:

(in thousands)	Three Months Ended June 30, 2023	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024
Total Segment Operating Margin	$293,834	$384,260	$248,351
Less: Core SG&A (see definition above)	47,381	44,112	38,190
Less: Deferred earnings from contracted sales	—	—	90,000
Adjusted EBITDA (Non-GAAP)	$246,453	$340,148	$120,161

Net income (loss)	$120,100	$56,670	$(86,860)
Add: Interest expense	64,396	77,344	80,399
Add: Tax provision	15,322	21,624	3,435
Add: Depreciation and amortization	42,115	50,491	37,413
Add: Asset impairment expense	—	—	4,272
Add: SG&A items excluded from Core SG&A (see definition above)	8,422	26,642	32,388
Add: Transaction and integration costs	1,554	1,371	1,760
Add: Other (income) expense, net	(6,584)	19,112	47,354
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(2,835)	—	—
Add: Loss on extinguishment of debt, net	—	9,754	—
Add: Loss on sale of assets, net	—	77,140	—
Add: (Income) from equity method investments	(2,269)	—	—
Add: Contract acquisition cost	6,232	—	—
Adjusted EBITDA	$246,453	$340,148	$120,161

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, loss on asset sales, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) provision. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended June 30, 2024
(in thousands of $)	Terminals and Infrastructure (1)	Ships	Total Segment	Consolidation and Other⁽¹⁾	Consolidated
Segment Operating Margin	$214,276	$34,075	$248,351	$(90,000)	$158,351
Less:
Selling, general and administrative					70,578
Transaction and integration costs					1,760
Depreciation and amortization					37,413
Asset impairment expense					4,272
Interest expense					80,399
Other expense, net					47,354
Tax provision					3,435
Net loss					$(86,860)

Three Months Ended March 31, 2024
(in thousands of $)	Terminals and Infrastructure	Ships	Total Segment	Consolidation and Other	Consolidated
Segment Operating Margin	$350,072	$34,188	$384,260	$—	$384,260
Less:
Selling, general and administrative					70,754
Transaction and integration costs					1,371
Depreciation and amortization					50,491
Interest expense					77,344
Other expense, net					19,112
Loss on sale of assets, net					77,140
Loss on extinguishment of debt, net					9,754
Tax provision					21,624
Net income					56,670

(1)Terminals and Infrastructure includes deferred earnings from contracted sales that were contracted in the current period, and prepayment for these sales was received. Revenue will be recognized in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) when delivery under these forward sales transactions is completed in the third and fourth quarters of 2024. Consolidation and Other adjusts for the inclusion of deferred earnings from contracted sales in Total Segment Operating Margin of $90,000.

Three Months Ended June 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships	Total Segment	Consolidation and Other ⁽¹⁾	Consolidated
Segment Operating Margin	$239,436	$54,398	$293,834	$(3,397)	$290,437
Less:
Selling, general and administrative					55,803
Transaction and integration costs					1,554
Depreciation and amortization					42,115
Interest expense					64,396
Other (income), net					(6,584)
(Income) from equity method investments					(2,269)
Tax provision					15,322
Net income					$120,100

(1)The Company has excluded contract acquisition costs that do not meet the criteria for capitalization from the segment measure. Contract acquisition costs of $6,232 for the three months ended June 30, 2023 reconcile Cost of sales in the segment measure to Cost of sales in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended June 30, 2023	Three months ended March 31, 2024	Three months ended June 30, 2024
Net income (loss) attributable to stockholders	$119,248	$54,081	$(88,854)
Non-cash impairment charges, net of tax	—	—	4,272
Loss on sale of assets	—	77,140	—
Loss on disposal of equity method investment	—	7,222	—
Adjusted net income (loss)	$119,248	$138,443	$(84,582)

Weighted-average shares outstanding - diluted	205,711,467	205,977,720	205,851,364

Adjusted earnings per share	$0.58	$0.67	$(0.41)

Funds from Operations
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

The following table sets forth a reconciliation between net income attributable to stockholders and Funds from operations ("FFO") and FFO per share. We have defined FFO as net income attributable to stockholders, adjusted by depreciation and amortization, gains or losses from the sale of assets and impairment charges, each as reported in our financial statements.

Three months ended June 30, 2024
Net income (loss) attributable to stockholders	$(88,854)
Depreciation/amortization	37,413
Non-cash impairment charges, net of tax	4,272
Loss on sale of assets	—
Loss on disposal of equity method investment	—
Funds from operations	$(47,169)
Weighted-average shares outstanding - diluted	205,851,364
Funds from operations / share	$(0.23)

Condensed Consolidated Balance Sheets
As of June 30, 2024 and December 31, 2023
(Unaudited, in thousands of U.S. dollars, except share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$132,960	$155,414
Restricted cash	164,888	155,400
Receivables, net of allowances of $10,025 and $1,158, respectively	406,779	342,371
Inventory	141,723	113,684
Prepaid expenses and other current assets, net	277,983	213,104
Total current assets	1,124,333	979,973

Construction in progress	6,301,162	5,348,294
Property, plant and equipment, net	2,144,838	2,481,415
Equity method investments	—	137,793
Right-of-use assets	673,424	588,385
Intangible assets, net	207,731	51,815
Goodwill	776,760	776,760
Deferred tax assets, net	43,023	9,907
Other non-current assets, net	137,106	126,903
Total assets	$11,408,377	$10,501,245

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$236,147	$292,625
Accounts payable	572,746	549,489
Accrued liabilities	384,476	471,675
Current lease liabilities	120,873	164,548
Other current liabilities	250,558	227,951
Total current liabilities	1,564,800	1,706,288

Long-term debt	7,392,811	6,510,523
Non-current lease liabilities	521,225	406,494
Deferred tax liabilities, net	97,936	44,444
Other long-term liabilities	46,492	55,627
Total liabilities	9,623,264	8,723,376

Commitments and contingencies

Series A convertible preferred stock, $0.01 par value, 96,746 shares authorized, issued and outstanding as of June 30, 2024 (0 as of December 31, 2023); aggregate liquidation preference of $96,746 and $0 at June 30, 2024 and December 31, 2023	97,845	—

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 205.1 million issued and outstanding as of June 30, 2024; 205.0 million issued and outstanding as of December 31, 2023	2,050	2,050
Additional paid-in capital	1,063,426	1,038,530
Retained earnings	450,871	527,986
Accumulated other comprehensive income	43,653	71,528
Total stockholders' equity attributable to NFE	1,560,000	1,640,094
Non-controlling interest	127,268	137,775
Total stockholders' equity	1,687,268	1,777,869
Total liabilities, convertible preferred stock and stockholders’ equity	$11,408,377	$10,501,245

Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2024 and 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Operating revenue	$291,222	$494,619	$900,726	$996,307
Vessel charter revenue	52,416	65,840	99,071	142,364
Other revenue	84,368	886	118,530	1,805
Total revenues	428,006	561,345	1,118,327	1,140,476

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	221,860	225,768	450,977	410,706
Vessel operating expenses	8,503	11,443	16,899	24,734
Operations and maintenance	39,292	33,697	107,840	60,368
Selling, general and administrative	70,578	55,803	141,332	107,941
Transaction and integration costs	1,760	1,554	3,131	2,048
Depreciation and amortization	37,413	42,115	87,904	76,490
Asset impairment expense	4,272	—	4,272	—
Loss on sale of assets, net	—	—	77,140	—
Total operating expenses	383,678	370,380	889,495	682,287
Operating income	44,328	190,965	228,832	458,189
Interest expense	80,399	64,396	157,743	136,069
Other expense (income), net	47,354	(6,584)	66,466	18,421
Loss on extinguishment of debt, net	—	—	9,754	—
Income (loss) before income from equity method investments and income taxes	(83,425)	133,153	(5,131)	303,699
Income from equity method investments	—	2,269	—	12,249
Tax provision	3,435	15,322	25,059	44,282
Net income (loss)	(86,860)	120,100	(30,190)	271,666
Net (income) attributable to non-controlling interest	(1,994)	(852)	(4,583)	(2,212)
Net income (loss) attributable to stockholders	$(88,854)	$119,248	$(34,773)	$269,454

Net income (loss) per share – basic	$(0.44)	$0.58	$(0.18)	$1.30
Net income (loss) per share – diluted	$(0.44)	$0.58	$(0.18)	$1.29

Weighted average number of shares outstanding – basic	205,070,756	205,045,121	205,066,362	206,867,828
Weighted average number of shares outstanding – diluted	205,851,364	205,711,467	205,846,970	207,534,174

Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2024 and 2023
(Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$(30,190)	$271,666
Adjustments for:
Depreciation and amortization	88,400	76,949
Deferred taxes	(13,860)	—
Share-based compensation	25,312	1,179
Movement in credit loss allowances	8,827	(146)
Loss on asset sales	77,140	—
Loss on extinguishment of debt	9,754	—
(Earnings) recognized from vessels chartered to third parties transferred to Energos	(51,674)	(71,536)
Loss on the disposal of equity method investment	7,222	37,401
Asset impairment expense	4,272	—
Other	20,716	5,555
Changes in operating assets and liabilities:
(Increase) in receivables	(114,030)	(14,532)
(Increase) in inventories	(62,815)	(60,710)
(Increase) decrease in other assets	(91,251)	63,576
Decrease in right-of-use assets	111,561	40,655
Increase in accounts payable/accrued liabilities	255,337	75,746
(Decrease) in lease liabilities	(126,311)	(38,885)
Increase in other liabilities	44,558	116,959
Net cash provided by operating activities	162,968	503,877

Cash flows from investing activities
Capital expenditures	(1,346,385)	(1,465,642)
Sale of equity method investment	136,365	100,000
Asset sales	328,999	—
Other investing activities	(1,694)	(1,450)
Net cash used in investing activities	(882,715)	(1,367,092)

Cash flows from financing activities
Proceeds from borrowings of debt	3,037,127	919,625
Payment of deferred financing costs	(37,983)	(6,659)
Repayment of debt	(2,202,722)	—
Payment of dividends	(55,710)	(676,918)
Other financing activities	(5,033)	(13,465)
Net cash provided by financing activities	735,679	222,583
Impact of changes in foreign exchange rates on cash and cash equivalents	(28,898)	1,608
Net (decrease) in cash, cash equivalents and restricted cash	(12,966)	(639,024)
Cash, cash equivalents and restricted cash – beginning of period	310,814	855,083
Cash, cash equivalents and restricted cash – end of period	$297,848	$216,059